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                                                                    EXHIBIT 10.5

                              SEVERANCE AGREEMENT


         This SEVERANCE AGREEMENT (the "Agreement"), by and between Aviall, Inc., a Delaware corporation (the "Company"), and ________________________ (the "Executive"), dated as of this ____ day of March, 1998.

         WHEREAS, the Company considers it to be in the best interests of its stockholders to foster the continuous employment of key management personnel, and believes that the possibility of a reorganization event of the Company and the uncertainty and questions which it may raise among management may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders;

         WHEREAS, the Board of Directors has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a reorganization event of the Company;

         [WHEREAS, the Executive and the Company are currently parties to both a Severance Agreement and a Change of Control Severance Agreement, each dated December 7, 1993 (the "Old Severance Agreements"), and the Executive and the Company desire that the Old Severance Agreements both be terminated and superseded by this Agreement.]

         NOW, THEREFORE, in consideration of the mutual premises set forth below and for other good and valuable consideration, in order to induce the Executive to remain in the employ of the Company, the Company agrees that the Executive shall receive the severance benefits set forth in this Agreement in the event his employment with the Company terminates either prior or subsequent to a "Change of Control" of the Company under the circumstances described below.

SECTION 1.       DEFINITIONS

         (a) "Annual Base Salary" shall mean the Executive's gross annual salary before any deductions, exclusions or any deferrals or contributions under any Company plan or program, but excluding bonuses, incentive compensation, employee benefits or any other non-salary form of compensation (determined without regard to any reduction in Annual Base Salary that occurs after a Change of Control).
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         (b)     "Annual Incentive Payment" shall mean the greater of (i) the dollar amount of the annual incentive payment that would be payable to the Executive if the Company reaches its target performance for that year under the Company's short-term incentive program applicable to the Executive, as if all requirements for full payment of such incentive had been met (determined without regard to any reduction in incentive payments that results in "Good Reason" termination) or (ii) the dollar amount of the annual incentive actually paid or payable to the Executive for the most recently completed fiscal year. The Annual Incentive Payment shall include, in addition to cash incentive payments, the cash value of any restricted stock awards, which shall be equal to the lesser of (A) the value of any restricted stock when awarded or (B) the current market value of such restricted stock as of the date of termination.

         (c) "Cause" shall mean (i) the willful breach or habitual neglect of assigned duties related to the Company, including compliance with Company policies; (ii) conviction (including any plea of nolo contendere) of Executive of any felony or crime involving dishonesty; (iii) any act of personal dishonesty knowingly taken by Executive in connection with his responsibilities as an employee and intended to result in personal enrichment of Executive or any other person; (iv) bad faith conduct that is materially detrimental to the Company; (v) inability of Executive to perform Employee's duties due to alcohol or illegal drug use; (vi) the Executive's failure to comply with any legal written directive of the Board of Directors of the Company; or (vii) any act or omission of the Executive which is of substantial detriment to the Company because of the Executive's intentional failure to comply with any statute, rule or regulation, except any act or omission believed by Executive in good faith to have been in or not opposed to the best interest of the Company (without intent of Executive to gain, directly or indirectly, a profit to which Executive was not legally entitled) and except that Cause shall not mean bad judgment or negligence other than habitual neglect of duty.

         (d)      "Change of Control" shall mean:

                 (i) The Company is merged or consolidated or reorganized into or with another corporation or other legal person, and as a result of such merger, consolidation or reorganization less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such transaction are held in the aggregate by the holders of securities entitled to vote generally in the election of Directors immediately prior to such transaction;

                 (ii) The Company sells or otherwise transfers all or substantially all of its assets to any other corporation or other legal person, and less than a majority of the combined voting power of the then-outstanding securities of such corporation or person immediately after such sale or transfer is held in the aggregate by the holders of Common Shares immediately prior to such sale or transfer.

                 (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of securities representing 20% or more of the Voting Power;





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                 (iv)     The Company files a report or proxy statement with
the Securities and exchange Commission pursuant to the Exchange Act disclosing in response to Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing
contract or transaction; or (v)      If during any period of two consecutive
years, individuals who at the beginning of any such period constitute the Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders of each Director first elected during such period was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of any such period.

                 Notwithstanding the foregoing provisions of Subsections (iii) and (iv) above, a "Change in Control" shall not be deemed to have occurred for purposes of this Agreement (i) solely because (A) the Company; (B) a subsidiary; or (C) an Company-sponsored employee stock ownership plan or other employee benefit plan of the Company either files or becomes obligated to file a report or proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act, disclosing beneficial ownership by it of shares, whether in excess of 20% of the Voting Power or otherwise, or because the Company reports that a change of control of the Company has or may have occurred or will or may occur in the future by reason of such beneficial ownership or (ii) solely because of a change in control of any subsidiary.

         (e) "Disability" shall mean the absence of the Executive from the full-time performance of his duties with the Company for six consecutive months as a result of incapacity due to physical or mental illness.

         (f) "Good Reason" shall mean the assignment to the Executive of any duties materially inconsistent with the Executive's position, duties, responsibilities and status with the Company.

         (g) "Voluntary Resignation" shall mean any termination of the Executive's employment with the Company upon such Executive's own initiative, including Executive's retirement; provided, however, that if such Executive's salary, title, duties, or benefits are materially reduced subsequent to or in anticipation of a Change of Control, such resignation by the Executive shall not be deemed a "Voluntary Resignation" for purposes of this Agreement.

SECTION 2.       SEVERANCE PRIOR TO CHANGE OF CONTROL

                 If, during the term of this Agreement, no Change of Control has occurred and the Executive's employment with the Company is terminated for any reason, this Agreement shall not apply and Executive shall be entitled to receive severance if such payments are appropriate under the Company's then applicable severance policy. The Company shall not discharge the Executive in anticipation of a Change of Control to avoid the Company or its successor's obligations under this Agreement.





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SECTION 3.       SEVERANCE AFTER CHANGE OF CONTROL

         If, during the term of this Agreement and following a Change of Control, Executive's employment with the Company is terminated by the Company for any reason other than (i) death, (ii) Cause, (iii) Disability, or (iv) Voluntary Resignation, or if Executive terminates employment with the Company for Good Reason (such termination of employment collectively referred to herein as "Change of Control Termination"), Executive shall be entitled to receive, subject to applicable Federal, state and/or local taxes and other amounts required by governmental authorities to be withheld or deducted, the payment by the Company of an amount equal to _______ times the sum of (x) the Executive's Annual Base Salary as of the date of the Change of Control Termination and (y) the Executive's Annual Incentive Payment (the "Change of Control Severance Payment"). The Company shall distribute such Change of Control Severance Payment to the Executive in a lump sum no later than fifteen (15) business days after such Change of Control Termination. In addition, the Executive shall be entitled to receive, for one year after the date of the Change of Control Termination, health and life insurance benefits substantially identical to those benefits to which the Executive was entitled immediately prior to the Change of Control Termination.

SECTION 4.       GROSS-UP PAYMENT

         (a) In the event it shall be determined that any payment or distribution by the Company or any of its subsidiaries or affiliates), to or for the benefit of the Executive in accordance with Section 3 above or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option agreement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code") (such tax, together with any interest and penalties, being hereafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-up Payment") in an amount such that, after payment by the Executive of all taxes (including any interest or penalties imposed with respect to such taxes), including any Excise Tax imposed on the Gross-up Payment, the Executive retains an amount of the Gross-up Payment equal to the Excise Tax imposed upon the Payment.

         (b) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-up Payment. Such notification shall be given no later than fifteen (15) business days after the receipt by the Executive of such a claim by the Internal Revenue Service.

SECTION 5.       VESTING OF STOCK OPTIONS

         Vesting of any long-term incentive grants and awards resulting from employment terminations, regardless of the reason for or date of such termination, shall be governed by the long-term incentive plan document and any grant or award agreements and shall not be affected by the terms of this Agreement.





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SECTION 6.       AT-WILL EMPLOYMENT

         The Company and the Executive acknowledge that the Executive's employment with the Company is and shall continue to be at-will, as defined under applicable law. If the Executive's employment terminates for any reason, whether prior to or after a Change of Control, the Executive shall not be entitled to any payments or benefits, other than as provided by this Agreement or as may otherwise be available in accordance with the terms of the Company's then existing employee plans and written policies in effect at the time of termination.

SECTION 7.       EXPIRATION OF AGREEMENT

         This Agreement shall terminate, except for any unpaid obligation of the Company hereunder, two (2) years following the date of a Change of Control of the Company.

SECTION 8.       NO OBLIGATION TO MITIGATE

         (a) The Executive is under no obligation to mitigate damages in the amount of any payment provided herein by seeking other employment or otherwise.

         (b) The amount of any payment provided herein shall not be reduced, offset or subject to recovery by the Company by reason of any compensation earned by the Executive as the result of the Executive's employment by another employer after the termination date of the Executive's employment with the Company.

SECTION 9.       ASSIGNMENT, SUCCESSORS

         (a)     Without limiting the rights of the Executive as provided in
Section 3 hereof, the Company shall require any successor to or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the business and/or assets of the Company, by agreement in form and substance reasonably satisfactory to the Executive, to expressly and unconditionally assume and agree to perform this Agreement.

         (b) This Agreement shall inure to the benefit of and be enforceable by the Executive's personal and legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. If the Executive dies while any amounts are payable hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, if there is no such designee, to the Executive's estate.

         (c) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive except by will or the laws of descent and distribution.





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SECTION 10. NOTICE

         For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

         If to the Company:

                 Aviall, Inc.
                 2055 Diplomat Drive
                 Dallas, Texas 75234-8989

         If to the Executive:

                 -----------------------------

                 -----------------------------

                 -----------------------------

SECTION 11.      MISCELLANEOUS

         (a)     No provisions of this Agreement may be modified, waived or
discharged except in a writing signed and dated by both parties.   No waiver by
either party at any time of any breach by the other party of, or compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

         (b) This Agreement reflects the entire agreement of the parties with respect to its subject matter, and supersedes all previous agreements, [including but not limited to the Old Severance Agreements which Old Severance Agreements are hereby terminated by the parties hereto.] No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

         (c) This Agreement shall be governed and construed in all respects in accordance with the internal laws of the State of Texas (without giving effect to principles of conflicts of laws). All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections.

         (d) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

         (e) This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

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         IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all on the day and year first written above.

         AVIALL, INC.


                                         By:
                                            ---------------------------
                                         Name:
                                              -------------------------
                                         Title:
                                               ------------------------


         The Executive



         Name:
              -----------------------